UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2005

EATON CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-1396	34-0196300

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Eaton Center Cleveland, Ohio		44114

(Address of principal executive offices)		(Zip Code)

(216) 523-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.

2005 Actions Under Incentive Compensation Plans

On April 26, 2005, the Compensation and Organization Committee of the Board of Directors of the registrant (the “Committee”) established corporate performance objectives for the 2005–2008 Award Period under the registrant’s Executive Strategic Incentive Plan I (the “ESI Plan”). The objectives consist of specific Cash Flow Return on Gross Capital and Earnings Per Share growth targets, weighted equally. The actual amount of the awards paid will depend upon the achievement of these objectives and the individual participant’s personal performance. Awards with respect to the 2005-2008 Award Period of the ESI Plan are expressed in the form of cash and will be paid in cash to approximately 90 key employees, including each of the registrant’s officers, during 2009. Past awards that are still outstanding, while paid in cash, are expressed in the form of Phantom Share Unites and include appreciation or depreciation in the value of the registrant’s common share as one measure of the payout. The ESI Plan is filed as Exhibit 10(t) to the registrant’s Form 10-K for the year ending December 31, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON CORPORATION
Date: April 29, 2005	/s/ R. H. Fearon
R. H. Fearon
Executive Vice President - Chief Financial and Planning Officer